Exhibit 99.1

Ionis reports third quarter 2020 financial results and recent business achievements

 On track to achieve 2020 financial guidance

Akcea acquisition supports Ionis’ commercial strategy

Webcast today, November 4, 2020, at 11:30 a.m. Eastern Time

CARLSBAD, Calif., November 4, 2020 – Ionis Pharmaceuticals, Inc. (Nasdaq: IONS) today reported its financial results for the third quarter of 2020 and recent business highlights.

“We took an important step forward in our evolution when we acquired Akcea. This transaction supports our commercial strategy, further enabling us to maximize the value of our Ionis-owned pipeline. As one company, we believe we are stronger and more efficient, with an enhanced ability to achieve even greater future success,” said Brett P. Monia, Ph.D., chief executive officer at Ionis. “We made significant progress across our pipeline this year. Recently, we advanced inhaled delivery with IONIS-ENAC-2.5Rx, positioning us to bring new treatment options to patients with pulmonary diseases. We also initiated mid-stage studies for vupanorsen in cardiovascular disease patients and ION541, our medicine to treat nearly all forms of ALS. Additionally, our five Phase 3 studies continue to progress, with our sixth expected to begin by the end of this year. We believe our achievements this year move us closer to delivering 10 or more marketing applications through 2025. Our goal is to bring these medicines to millions of patients around the world.”

Third Quarter 2020 Financial Results and Highlights

•	On track to achieve financial guidance of being meaningfully profitable this year
o	Net income of $5 million on a non-GAAP basis and a net loss of $31 million on a GAAP basis for the third quarter

•	Achieved quarter over quarter revenue growth
o	Commercial revenue from SPINRAZA® (nusinersen) royalties of $74 million, in line with the prior quarter
o	Product sales from TEGSEDI® (inotersen) and WAYLIVRA® (volanesorsen) increased more than 15 percent
o	R&D revenue increased more than 15 percent from advancing several partnered programs

•	Maintained a strong balance sheet with cash of $2.3 billion
o	Estimated pro forma cash following the Akcea acquisition of $1.8 billion

“Our acquisition of Akcea further strengthens our business and financial position in numerous ways. We now retain more value from Akcea’s rich pipeline and commercial products. We are also able to use Akcea’s current cash and future cash flows to advance Ionis’ strategic priorities. And beginning next year, we expect to realize meaningful cost synergies as we continue to integrate the two companies,” said Elizabeth L. Hougen, chief financial officer of Ionis. “Looking ahead, we are maintaining our 2020 financial guidance driven by the significant revenue and earnings growth we expect in the fourth quarter. We have already earned revenue from multiple sources this quarter, including $75 million from Pfizer for advancing vupanorsen. Importantly, we remain well capitalized with the financial resources to achieve our strategic goals.”

All non-GAAP amounts referred to in this press release exclude non-cash compensation expense related to equity awards. Please refer to the reconciliation of non-GAAP and GAAP measures, which is provided later in this release.

Commercial Medicine Highlights

•	SPINRAZA: a global foundation-of-care for the treatment of spinal muscular atrophy (SMA) patients of all ages
o	$495 million in worldwide sales in the third quarter
o	More than 11,000 patients were on SPINRAZA treatment worldwide at the end of the third quarter, including patients across commercial, expanded access and clinical trial settings
o	The open-label safety cohort of the DEVOTE study of higher-dose SPINRAZA is fully enrolled and the pivotal randomized treatment cohort will begin enrolling patients next
o	The Phase 4 RESPOND study in patients with a suboptimal clinical response to gene therapy is expected to begin early next year

•	TEGSEDI: the only approved at-home subcutaneous therapy for the treatment of hereditary transthyretin amyloidosis (hATTR) with polyneuropathy in adult patients
o	Commercially available in 15 countries
o	Secured pricing and reimbursement in multiple new EU markets and in Canada in the largest provinces and with multiple private payers
o	Won 2020 Prix Galien USA Award for the Best Biotechnology Product

•	WAYLIVRA: the only approved treatment in the EU for adults with genetically confirmed familial chylomicronemia syndrome (FCS) at high risk for pancreatitis
o	Commercially available in 4 countries
o	Finalized pricing negotiations in additional EU markets, including in the UK

Third Quarter 2020 and Recent Pipeline Highlights

•	Positive Phase 2 vupanorsen and AKCEA-APOCIII-LRx results presented at the European Society of Cardiology annual meeting
•	Advanced multiple programs into key mid-stage studies
o
Vupanorsen advanced into Phase 2b development with the initiation of the TRANSLATE-TIMI 70 dose-ranging study in statin-treated patients with dyslipidemia, resulting in a $75 million payment from Pfizer

o	IONIS-FXI-LRx advanced into Phase 2b development in patients with end-stage renal disease
o	IONIS-HBVRx advanced into Phase 2b development in patients with hepatitis B virus infection
•	Advanced inhaled delivery
o	Positive IONIS-ENAC-2.5Rx healthy volunteer results provided support for inhaled antisense medicine delivery
o	Dosing completed in the IONIS-ENAC-2.5Rx Phase 2 study in patients with cystic fibrosis
•	Advanced the IONIS-PKK-LRx program
o	Proof-of-concept data from the PKK development program in patients with hereditary angioedema were reported in the New England Journal of Medicine
o	Enrollment completed in the IONIS-PKK-LRx Phase 2 study in patients with hereditary angioedema
o	IONIS-PKK-LRx advanced into an investigator-initiated study in hospitalized COVID-19 patients in Brazil
•	Progressed multiple neurological disease medicines under Ionis’ broad collaboration with Biogen, earning more than $50 million
o	ION541 advanced into Phase 1/2 development in patients with nearly all forms of ALS
o	ION464 advanced into Phase 1/2 development in patients with multiple system atrophy
o	IONIS-MAPTRx continued to advance in a long-term extension study in patients with Alzheimer’s disease

•	The U.S. FDA granted orphan drug designation to Ionis-owned medicines for people with Alexander disease, β-thalassemia and Lafora diseases

Upcoming Catalysts

•	Report clinical data, potentially enabling key programs to advance towards the market:

o	Subcutaneous and orally delivered ION449 targeting PCSK9 at the American Heart Association Scientific Sessions 2020
o	IONIS-AGT-LRx Phase 2 studies in patients with hypertension
o	IONIS-ENAC-2.5Rx Phase 2 study in patients with cystic fibrosis
o	IONIS-GHR-LRx Phase 2 study in patients with acromegaly
o	IONIS-PKK-LRx Phase 2 study in patients with hereditary angioedema
•	Advance the pipeline with numerous study initiations:
o	AKCEA-APOCIII-LRx Phase 3 study in patients with FCS
o	ION363 registrational study in patients with FUS-ALS
o	IONIS-ENAC-2.5Rx Phase 2 study in patients with chronic obstructive pulmonary disease
o	Phase 1/2 studies of Ionis-owned medicines:
◾	ION251 for patients with multiple myeloma
◾	ION373 for patients with Alexander disease
◾	ION716 for patients with Prion diseases
•	Expand TEGSEDI and WAYLIVRA commercial availability in the EU and Latin America
•	Refile the WAYLIVRA application for marketing authorization in the U.S. next year

Revenue

Ionis’ revenue was comprised of the following (amounts in millions):

	Three months ended, September 30,		Nine months ended, September 30,
	2020	2019	2020	2019
Revenue:
Commercial revenue:
SPINRAZA royalties	$74	$82	$212	$212
Product sales, net	19	12	51	29
Licensing and royalty revenue	2	2	6	11
Total commercial revenue	95	96	269	252
R&D Revenue:
Amortization from upfront payments	19	23	68	100
Milestone payments	44	12	73	64
License fees	-	26	15	198
Other services	2	11	14	15
Total R&D revenue	65	72	170	377
Total revenue	$160	$168	$439	$629

Operating Expenses

Ionis’ operating expenses for the third quarter of 2020 increased compared to the same period in 2019 driven by the Company’s investments in advancing the Phase 3 program for AKCEA-TTR-LRx and other medicines in its Ionis-owned pipeline.

Net Loss Attributable to Noncontrolling Interest in Akcea

Prior to completing its acquisition of Akcea in October 2020, Ionis owned approximately 76 percent of Akcea. The line titled “Net loss attributable to noncontrolling interest in Akcea” on Ionis’ statement of operations reflects the portion of Akcea’s net income or loss attributable to the other owners of Akcea’s common stock. In October 2020, after the acquisition of Akcea closed, Ionis no longer recognizes any noncontrolling interest in Akcea on its statement of operations.

Net Income (Loss) Attributable to Ionis Common Stockholders

Ionis recognized a net loss attributable to Ionis’ common stockholders for the third quarter of 2020 compared to net income in the same period in 2019 primarily due to higher revenue in 2019, including a $150 million license fee Ionis earned from Novartis. Additionally, Ionis’ operating expenses increased in 2020 compared to the same period last year as described above.

Balance Sheet

Ionis ended September 2020 with cash, cash equivalents and short-term investments of more than $2.3 billion, compared to $2.5 billion at December 31, 2019. In October 2020, Ionis used approximately $545 million of its cash for the Akcea acquisition.

Webcast

Today, at 11:30 a.m. Eastern Time, Ionis will conduct a live webcast to discuss this earnings release and related activities. Interested parties may access the webcast here. A webcast replay will be available for a limited time at the same address.

About Ionis Pharmaceuticals, Inc.

As the leader in RNA-targeted drug discovery and development, Ionis has created an efficient, broadly applicable, drug discovery platform called antisense technology that can treat diseases where no other therapeutic approaches have proven effective. Our drug discovery platform has served as a springboard for actionable promise and realized hope for patients with unmet needs. We created the first and only approved treatment for children and adults with spinal muscular atrophy as well as the world’s first RNA-targeted therapeutic approved for the treatment of polyneuropathy in adults with hereditary transthyretin amyloidosis. Our sights are set on all the patients we have yet to reach with a pipeline of more than 40 novel medicines designed to potentially treat a broad range of diseases, including neurological, cardio-renal, metabolic, infectious, and pulmonary diseases.

To learn more about Ionis visit www.ionispharma.com or follow us on twitter @ionispharma.

Ionis’ Forward-looking Statement

This press release includes forward-looking statements regarding Ionis’ business, financial guidance and the therapeutic and commercial potential of SPINRAZA (nusinersen), TEGSEDI (inotersen) and WAYLIVRA (volanesorsen) and Ionis’ technologies and products in development, including the business of Akcea Therapeutics, Inc., Ionis’ wholly owned subsidiary. Any statement describing Ionis’ goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, including those related to the impact COVID-19 could have on our business, and including but not limited to those related to our commercial products and the medicines in our pipeline, and particularly those inherent in the process of discovering, developing and commercializing medicines that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such medicines. Ionis’ forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Ionis’ forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Ionis. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Ionis’ programs are described in additional detail in Ionis’ annual report on Form 10-K for the year ended December 31, 2019, and the most recent Form 10-Q quarterly filing, which are on file with the SEC. Copies of these and other documents are available from the Company.

In this press release, unless the context requires otherwise, “Ionis,” “Company,” “we,” “our,” and “us” refers to Ionis Pharmaceuticals and its subsidiaries.

Ionis Pharmaceuticals™ is a trademark of Ionis Pharmaceuticals, Inc. Akcea Therapeutics® is a registered trademark of Akcea Therapeutics, Inc. TEGSEDI® is a registered trademark of Akcea Therapeutics, Inc. WAYLIVRA® is a registered trademark of Akcea Therapeutics, Inc. SPINRAZA® is a registered trademark of Biogen.

Ionis Pharmaceuticals Investor Contact:
D. Wade Walke, Ph.D.
Vice President, Investor Relations
760-603-2741

Ionis Pharmaceuticals Media Contact:
Roslyn Patterson
Vice President, Corporate Communications
760-603-2681

 IONIS PHARMACEUTICALS, INC.
SELECTED FINANCIAL INFORMATION
Condensed Consolidated Statements of Operations
(In Millions, Except Per Share Data)

	Three months ended, September 30,		Nine months ended, September 30,
	2020	2019	2020	2019

	(unaudited)
Revenue:
Commercial revenue:
SPINRAZA royalties	$74	$82	$212	$212
Product sales, net	19	12	51	29
Licensing and royalty revenue	2	2	6	11
Total commercial revenue	95	96	269	252
Research and development revenue under collaborative agreements	65	72	170	377
Total revenue	160	168	439	629
Expenses:
Cost of products sold	3	1	9	3
Research, development and patent	125	104	364	317
Selling, general and administrative	69	60	215	204
Total operating expenses	197	165	588	524

Income (loss) from operations	(37)	3	(149)	105

Other income (loss), net	(3)	1	3	4
Income (loss) before income tax benefit (expense)	(40)	4	(146)	109

Income tax benefit (expense)	(3)	14	1	(10)

Net income (loss)	$(43)	$18	$(145)	$99
Net loss attributable to noncontrolling interest in Akcea Therapeutics, Inc.	12	8	34	11
Net income (loss) attributable to Ionis Pharmaceuticals, Inc. common stockholders	$(31)	$26	$(111)	$110

Basic net income (loss) per share	$(0.22)	$0.19	$(0.80)	$0.81
Diluted net income (loss) per share	$(0.22)	$0.18	$(0.80)	$0.79
Shares used in computing basic net income (loss) per share	140	141	139	140
Shares used in computing diluted net income (loss) per share	140	143	139	143

IONIS PHARMACEUTICALS, INC.
SELECTED FINANCIAL INFORMATION
Condensed Consolidating Statement of Operations
(In Millions)

	Nine months ended, September 30, 2020 (unaudited)
	Ionis	Akcea	Eliminations	Ionis Consolidated
Revenue:
Commercial revenue:
SPINRAZA royalties	$$212	$-	$-	$212
Product sales, net	-	51	-	51
Licensing and royalty revenue	6	-	-	6
Total commercial revenue	218	51	-	269
Research and development revenue under collaborative agreements	163	7	-	170
Intercompany revenue	8	-	(8)	-
Total revenue	389	58	(8)	439
Expenses:
Cost of products sold	-	16	(7)	9
Research, development and patent expenses	297	72	(5)	364
Selling, general and administrative	88	127	-	215
Profit/ loss share for TEGSEDI commercialization activities	12	(12)	-	-
Total operating expenses	397	203	(12)	588

Loss from operations	(8)	(145)	4	(149)

Other income, net	-	3	-	3
Loss before income tax benefit	(8)	(142)	4	(146)

Income tax benefit	1	-	-	1

Net loss	$(7)	$(142)	$4	$(145)
Net loss attributable to noncontrolling interest in Akcea Therapeutics, Inc.	$-	$-	$34	$34
Net loss attributable to Ionis Pharmaceuticals, Inc. common stockholders	$(7)	$(142)	$38	$(111)

IONIS PHARMACEUTICALS, INC.
Reconciliation of GAAP to Non-GAAP Basis:
Condensed Consolidated Operating Expenses, Income (Loss) From Operations, and Net Income (Loss)
(In Millions)

	Three months ended, September 30,		Nine months ended, September 30,
	2020	2019	2020	2019
	(unaudited)
As reported research, development and patent expenses according to GAAP	$125	$104	$364	$317
Excluding compensation expense related to equity awards	(25)	(24)	(77)	(72)

Non-GAAP research, development and patent expenses	$100	$80	$287	$245
As reported selling, general and administrative expenses according to GAAP	$69	$60	$215	$204
Excluding compensation expense related to equity awards	(20)	-	(57)	(39)

Non-GAAP selling, general and administrative expenses	$49	$60	$158	$165
As reported operating expenses according to GAAP	$197	$165	$588	$524
Excluding compensation expense related to equity awards	(46)	(24)	(135)	(112)

Non-GAAP operating expenses	$151	$141	$453	$412

As reported income (loss) from operations according to GAAP	$(37)	$3	$(149)	$105
Excluding compensation expense related to equity awards	(46)	(24)	(135)	(112)
Non-GAAP income (loss) from operations	$9	$27	$(14)	$217
As reported net income (loss) attributable to Ionis Pharmaceuticals, Inc. common stockholders according to GAAP	$(31)	$26	$(111)	$110
Excluding compensation expense related to equity awards attributable to Ionis Pharmaceuticals, Inc. common stockholders	(42)	(25)	(126)	(104)
Income tax effect related to compensation expense related to equity awards attributable to Ionis Pharmaceuticals, Inc. common stockholders	6	12	18	25
Non-GAAP net income (loss) attributable to Ionis Pharmaceuticals, Inc. common stockholders according to GAAP	$5	$39	$(3)	$189

Reconciliation of GAAP to Non-GAAP Basis

As illustrated in the Selected Financial Information in this press release, non-GAAP operating expenses, non-GAAP income (loss) from operations, and non-GAAP net income (loss) attributable to Ionis Pharmaceuticals, Inc. common shareholders were adjusted from GAAP to exclude compensation expense related to equity awards and the related tax effect. Compensation expense related to equity awards are non-cash. Ionis has regularly reported non-GAAP measures for operating results as non-GAAP results. These measures are provided as supplementary information and are not a substitute for financial measures calculated in accordance with GAAP. Ionis reports these non-GAAP results to better enable financial statement users to assess and compare its historical performance and project its future operating results and cash flows. Further, the presentation of Ionis’ non-GAAP results is consistent with how Ionis’ management internally evaluates the performance of its operations.

IONIS PHARMACEUTICALS, INC.
Condensed Consolidated Balance Sheets
(In Millions)

	September 30, 2020	December 31, 2019
	(unaudited)
Assets:
Cash, cash equivalents and short-term investments	$2,329	$2,500
Contracts receivable	39	63
Other current assets	169	158
Property, plant and equipment, net	182	154
Other assets	377	358
Total assets	$3,096	$3,233

Liabilities and stockholders’ equity:
Other current liabilities	$140	$155
Current portion of deferred contract revenue	105	118
0.125% convertible senior notes	450	435
1% convertible senior notes	289	275
Long-term obligations, less current portion	76	75
Long-term deferred contract revenue	430	490
Total Ionis stockholders’ equity	1,383	1,471
Noncontrolling interest in Akcea Therapeutics, Inc.	223	214
Total stockholders’ equity	$1,606	$1,685
Total liabilities and stockholders’ equity	$3,096	$3,233

IONIS PHARMACEUTICALS, INC.
Condensed Consolidating Balance Sheet
(In Millions)

	September 30, 2020 (unaudited)
	Ionis	Akcea	Eliminations	Ionis Consolidated

Assets:
Cash, cash equivalents and short-term investments	$1,963	$366	$-	$2,329
Contracts receivable	23	16	-	39
Other current assets	150	28	(9)	169
Property, plant and equipment, net	176	6	-	182
Other assets	1,125	92	(840)	377
Total assets	$3,437	$508	$(849)	$3,096

Liabilities and stockholders’ equity:
Other current liabilities	100	49	(9)	140
Current portion of deferred contract revenue	105	-	-	105
0.125% convertible senior notes	450	-	-	450
1% convertible senior notes	289	-	-	289
Long-term obligations, less current portion	62	14	-	76
Long-term deferred contract revenue	432	-	(2)	430
Total stockholders’ equity before noncontrolling interest	1,999	445	(1,061)	1,383
Noncontrolling interest in Akcea Therapeutics, Inc.	-	-	223	223
Total stockholders’ equity	$1,999	$445	$(838)	$1,606
Total liabilities and stockholders’ equity	$3,437	$508	$(849)	$3,096